PRICING SUPPLEMENT NO. 30                                      Rule 424 (b)(3)
DATED: September 18, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                  $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:           Floating Rate Notes      Book Entry Notes
$50,000,000                 [x]                      [x]

Original Issue Date:        Fixed Rate Notes         Certificated Notes
September 18, 1997          [_]                      [_]

Maturity Date:
September 18, 1998

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                               Optional        Optional
                         Redemption            Repayment       Repayment
Redeemable On            Price(s)              Date(s)         Price(s)
-------------            ----------            ---------       ----------

N/A                      N/A                   N/A             N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate: N/A

[_]         Commercial Paper Rate               Minimum Interest Rate: N/A

[_]         Federal Funds Rate                  Interest Reset Date(s): *

[_]         Treasury Rate                       Interest Reset Period: Monthly

[_]         LIBOR Reuters                       Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                          Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: 5.63625%

Index Maturity:  One Month

Spread (plus or minus): -0.02%
-------------------------------

*        10/20/97, 11/18/97, 12/18/97, 1/20/98, 2/18/98, 3/18/98,
         4/20/98, 5/18/98, 6/18/98, 7/20/98 and 8/18/98.

**       10/20/97, 11/18/97, 12/18/97, 1/20/98, 2/18/98, 3/18/98, 4/20/98,
         5/18/98, 6/18/98, 7/20/98, 8/18/98 and 9/18/98.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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